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                                                                 EXHIBIT (23)(c)



            Consent of Independent Registered Public Accounting Firm


We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-3 and the related Prospectus of Consumers Energy Company dated November 18, 2004 and to the incorporation by reference therein of our report dated February 27, 2004, with respect to the consolidated financial statements and schedule of Consumers Energy Company included in its Annual Report (Form 10-K/A) for the year ended December 31, 2003, filed with the Securities and Exchange Commission.


                                                     /s/ Ernst & Young LLP

Detroit, Michigan
November 16, 2004